UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152-01	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Bishop Street

Honolulu, Hawaii 96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 22, 2006, the Compensation Committee of the Board of Directors of Hawaiian Telcom Holdco, Inc., of which Hawaiian Telcom Communications, Inc. is a wholly-owned subsidiary, approved an amendment to the Stock Option Plan of Hawaiian Telcom Holdco, Inc. (the “Plan”) that delegates to the Chief Executive Officer a limited authority to grant stock options under the Plan to newly-hired and newly-promoted employees, and approved the new form of stock option agreement to be used for option grants made in 2006. The amendment and form of stock option agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 1, dated September 22, 2006, to the Stock Option Plan of Hawaiian Telcom Holdco, Inc. dated as of November 8, 2005.

10.2 Form of Non-Qualified Stock Option Agreement pursuant to the Stock Option Plan of Hawaiian Telcom Holdco, Inc. dated as of November 8, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006

HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Alan M. Oshima
Alan M. Oshima Senior Vice President, General Counsel and Secretary

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